UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO.1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2009
DÉCOR PRODUCTS INTERNATIONAL, INC.
(F/K/A) MURALS BY MAURICE, INC.
(Exact Name of Registrant as Specified in Charter)

Florida                                                     000-53272                                                   20-8565429
                            (State or other jurisdiction of incorporation)              (Commission File Number)                (IRS Employer Identification No.)

No. 6 Economic Zone, Wushaliwu, Chang’an Town

Dongguan, Guangdong Province, China

(Registrant’s Address)

Registrant’s telephone number, including area code: 0769-85533948

295 Northwest 89th Avenue Coral Springs, Florida 33071

(Former name or former address, if changed since last report)

This Current Report on Form 8-K/A is filed by Décor Products International, Inc. (F/K/A Murals by Maurice, Inc.), a Florida corporation (the “Registrant”), in connection with the items described below. It amends that certain Current Report on Form 8-K, dated July 17, 2009, which was filed by the Registrant with the Commission on July 23, 2009.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

DÉCOR PRODUCTS INTERNATIONAL, INC.

CURRENT REPORT ON FORM 8-K

Item 1.01 Entry into a Material Definitive Agreement                                                                                                                                                                                                   3

Item 2.01 Completion of Acquisition or Disposition of Assets                                                                                                                                                                                    3

                  Plan of Exchange                                                                                                                                                                                                                                               3

                  Description of Murals by Maurice, Inc. Business                                                                                                                                                                                          3

                  Description of Wide Broad Group Ltd. Business                                                                                                                                                                                          3

                  Management’s Discussion and Analysis or Plan of Operations                                                                                                                                                                    4

                  Risk Factors                                                                                                                                                                                                                                                       6

                  Security Ownership of Certain Beneficial Owners and Management                                                                                                                                                           8

                  Directors and Executive Officers                                                                                                                                                                                                                     9

                  Executive Compensation                                                                                                                                                                                                                                  10

                  Certain Relationships and Related Transactions                                                                                                                                                                                            10

                  Description of Securities                                                                                                                                                                                                                                 10

Item 3.02  Unregistered Sales of Equity Securities                                                                                                                                                                                                         11

Item 5.01  Changes in Control of Registrant                                                                                                                                                                                                                     12

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers                                                                                         12

Item 5.06  Change in Shell Company Status                                                                                                                                                                                                                      12

Item 9.01  Financial Statements and Exhibits                                                                                                                                                                                                                    12

Item 1.01Entry into a Material Definitive Agreement

As of July 17, 2009, Décor Products International, Inc. (F/K/A Murals by Maurice, Inc.) a Florida corporation (including its successors and assigns, “MUBM” or “Registrant” or “Company”); Maurice Katz, a Director and beneficial owner of a majority of the outstanding shares of common stock of MUBM (“Maurice”); Wide Broad Group Ltd., a company organized and existing under the laws of the British Virgin Islands (including its successors and assigns “Wide Broad”), Man Kwai Ming, an individual and Smart Approach Investments Limited a British Virgin Islands corporation (each a “Wide Broad Shareholder”) and together with their successors and assigns, collectively the “Wide Broad Shareholders”), Dongguan CHDITN Printing Co., Ltd., a company organized and existing under the laws of the People’s Republic of China (“CHDITN”), and the shareholders of CHDITN (the “CHDITN Shareholders”) and entered into a Plan of Exchange.

The terms of the Plan of Exchange are set forth in Item 2.01 of this Current Report on Form 8-K. The Plan of Exchange is attached hereto as Exhibit 10.1.

Item 2.01Completion of Acquisition or Disposition of Assets

Plan of Exchange

Plan of Exchange (the “POE”) was executed as of July 17, 2009 by and among MUBM, Maurice, Wide Broad, the Wide Broad Shareholders, and CHDITN. The POE states that the capital of MUBM consists of 100,000,000 authorized shares of Common Stock, par value $.001, of which 9,043,214 shares are currently issued and outstanding. The capital of Wide Broad consists of 1,000 ordinary shares authorized, par value $1.00, of which 1,000 ordinary shares are issued and outstanding.

The Plan of Exchange Agreement states that MUBM desires to acquire one hundred percent (100%) of all of the issued and outstanding share capital of Wide Broad from the Wide Broad Shareholders in an exchange for a new issuance 20,000,000 shares of common stock of MUBM and the simultaneous retirement to treasury of 7,450,000 shares of common stock (the “Control Shares”) held in the name of Maurice Katz (our President) in a transaction intended to qualify as a tax-free exchange pursuant to sections 351 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

Pursuant to the POE, MUBM shall effect a 1 for 4 reverse split of MUBM Common Stock and Wide Broad and MUBM shall work together to appoint a board of directors comprised of no less than 50% Independent Directors and form an independent audit committee comprised of no less than two individuals who meet the standards set forth by the NYSE Amex as these terms are defined by the NYSE Amex Company Guide as amended from time to time.

The POE states that Wide Broad and MUBM shall have secured their shareholder approvals for this transaction, if required, in accordance with the laws of its place of incorporation and its constituent documents. The Boards of Directors of each of Wide Broad and MUBM shall have approved the transaction and this agreement, in accordance with the laws of its place of incorporation and its constituent documents. Each party has furnished to the other party all corporate and financial information which is customary and reasonable, to conduct its respective due diligence, normal for this kind of transaction. As of closing of the POE, MUBM has 100% of the issued and outstanding shares of Wide Broad. As of the Closing date, MUBM issued to Wide Broad 20,000,000 new investment shares of Common Stock of MUBM and simultaneously retired to treasury, 7,450,000 shares of common stock held in the name of Maurice Katz (our President), in exchange for 100% of the capital stock of Wide Broad. MUBM and Wide Broad has been reorganized, such that MUBM has acquired 100% the capital stock of Wide Broad, and Wide Broad is a wholly-owned subsidiary of MUBM. CHDITN is currently a wholly-owned subsidiary of Wide Broad and after the post share exchange, CHDITN is a wholly-owned indirect subsidiary of MUBM operating under the name “Dongguan CHDITN Printing Co., Ltd.” a corporation organized and existing under the laws of the People’s Republic of China.

Description of MUBM Business

Murals By Maurice, Inc. (www.muralsbymaurice.com) is an existing business in Coral Springs, Florida. Since the Company began full-time operations in 1999, it has provided mural painting services that cater to customer needs and budgets. The Company was incorporated under the laws of the state of Florida on January 11, 2007, and continues to specialize in mural painting.

The Company strives to nurture the best practices, talent of personnel, and customer service and share them broadly to create value for customers, shareholders, partners and employees. Murals By Maurice, Inc. continues to explore opportunities that will result in continued growth including new potential ventures of selling art online and offering art classes.

Murals By Maurice, Inc. promotes products and services primarily through print and online advertisements, word-of-mouth advertisements, and referrals, and concentrates on building a distribution network for internet sales. Our target market includes homeowners, organizations, businesses, schools, medical offices, hospitals, and churches. Our industry experience has allowed us to identify target markets that will be receptive to our proprietary products and concepts.

Products and Services

Creative, skilled craftsman. With ten years of mural painting experience, Maurice Katz is a talented artist capable of turning a client’s imagination into a work of art. Mural size variations from small to large. Mr. Katz has successfully painted a wide variety of works from small canvas projects to projects as large as 2,000 square feet. Wide array of mural options and choices. With a large portfolio of completed murals to pursue, customers have a wide array of mural options and choices. Description of Wide Broad’s

Business

Wide Broad was incorporated in the British Virgin Islands as a limited liability company under the BVI Business Companies Act on September 28, 2006. They serve as the parent company of Dongguan CHDTIN Printing Co., Ltd. (“CHDITN”), a corporation organized and existing under the laws of the Peoples’ Republic of China. CHDITN was established in 1998 and is located in Chang’an Town, Dongguan, Guangdong, between Shenzhen and Guangzhou in southern China. CHDITN is an enterprise specializing in the production and sales of high quality decor paper such as furniture decorative paper, wood-grain paper, and paperboard. CHDITN has taken a leadership position in introducing advanced microcomputer intaglio (gravure) printing production equipment to the market. CHDITN also conducts research and development in manufacturing 30g -120g PU paper, polyester paper, melamine paper, wear-proof paper, 3D wood grain paper, as well as different kinds of environmental friendly decorative papers.

Décor Paper and CHDITN

Decor, or decoration, paper is a specialty paper used to finish the surface of wood materials. Wood-grain decor paper, used in the manufacture of furniture and laminated flooring, is one of the fastest growing grades of paper in the world. The production of decor paper requires very specific technological know-how.

Apart from China’s dominant position as the Number 1 furniture exporter in the world, the rapid growth in disposable income in China has created a huge domestic market. China has become a major consumer of furniture and other household furnishings, which, in turn, has created a high demand for decor paper used in furniture and laminate flooring manufacture.

In 1997, China had a 3.2% market share in the global decor paper market; by 2010, we believe that China will have a 25% market share, according to the report in “The first peak of National decor paper industry seminar in 2005. With a current capacity of 96 million meters of decor paper capacity, CHDITN is one of the largest high-class decor paper manufacturers in China with an estimated 7% market share.

Decorative base paper is used to furnish the surface of interior decorative materials, such as laminated board, which has wide application in interior decoration of buildings, transportation vehicles, processed products such as fortified wooden floorboard, furniture and composite office wares as well as interior decoration of hotels, home and workplace. Decorative base paper includes melamine, polyester, PU (Polyurethane), finish foil, painting paper, etc.

Decor paper is the type of demand driving, which are highly affected by furniture and fortified wooden floorboard industries. Architectural decorative material industry grows fast in recent years because of the prosperity of real estate all over the world. According to disclosure information from DILONG’s prospectus (a listed company in Chinese stock market), China fortified wooden floorboard output is over 200 million square meters in 2006. It takes over 60% of the whole floor production. And the panel furniture is becoming the mainstream of furniture production; its market share is over 80% now.

CHDITN now has 2 production lines, its year production capacity is 96 million meters. It is one of the largest high-class decor paper manufacturers in China with an estimated 7% market share. CHDITN conducts research and development in manufacturing 30g -120g PU paper, polyester paper, melamine paper, wear-proof paper, 3D wood grain paper, as well as different kinds of environmental friendly decorative papers.

CHDITN plans to expand the range of business, from decor paper supplier only to focusing on decorative board, such as melamine, production business, so as to gain competitive advantage. The whole package service helps to increase the market share of CHDITN in the whole industy. CHDITN explains that demand for decor paper as surface materials expects to decrease in the future. And melamine as surface materials has brighter prospect and been widely used. Melamine board takes 50% market share in kitchen furniture industry for the reason that it can be cleaned easily.

Competition

CHDITN competes with several other Chinese decor paper manufacturers, as well as European manufacturers. Major decorative paper manufacturer mainly dominate in German, as well as Spain, and Japan. The decorative base paper industry in the PRC is still in its infant development stage and with low concentration. Over one hundred companies engage in this industry now. Most of them are small scale with low output. Decorative paper manufacturing bases mainly distribute in those areas such as JiangSu, ZheJiang, HeBei, TianJin, ShanDong , ShangHai and GuangDong province.

CHDITN’s major domestic competitors include: Wanli Industrial (Melamine paper: 7.59 million pieces in 2007;Decor paper: 6726 tones in 2007), Beijing Jingnan Decorative Materials Plant (10 production lines; Decor paper: 5000 tones; Decorative board: 400,000 pieces), Hebei Hengyuan Industrial(Decor paper: 6 production lines with annual 3000 tones; Soakage paper: 8 production lines with 15 million pieces.), The Interprint Group, China (4 production lines, Decor paper: yearly 3500 tones). CHDITN has a distinct advantage over these manufacturers in that they are all located in Zhejiang Province in Eastern China (near Shanghai). The Zhejiang Province is a large producer of furniture, the second largest in China, however, well behind Guangzhou and Shenzhen – two of CHDITN’s key markets in southern China.

CHDITN also has competition from a number of integrated paper companies such as Shandong Lunan Paper which produces decor paper on smaller paper machines. CHDITN has a freight cost advantage, as well as newer technology when compared to Shandong Lunan Paper.

CHDITN also competes with European decor paper producers such as Schattdecor and Arjowiggins, However, CHDITN fortunately has a significant freight cost advantage, as well as lower labor costs compared to Schattdecor and Arjowiggins.

Competitive Advantages

   Nine years of decor paper manufacturing history
  Very profitable business – after tax margins 20%
   Experienced, proven, and motivated management
  Sales force located in the major furniture producing regions
  State-of-the-art technology and high quality control
  Geographic advantage – freight cost advantage
CHDITN’s Products

PU (PolyUrethane) Paper

  Produced by superficial PU printing using original paper.
  Width is 1.27 meters; each packaged roll has a volume between 1250 and 2500 meters; specification is 30g-60g.
  Product characteristics:
  The wood patterned paper surface passes through special handling; the surface is durable, pliable but hard to break, doesn’t degrade easily, and is environmental friendly.
  Suitable for adhering to particleboard, medium density fiberboard (MDF), high density fiberboard (HDF), cardboard, plywood, and furniture.

Paint Paper

  Width is 1.27 meters; the specification is 30g-60g.
  Product characteristics:
  Pre-soaked paint paper is a form of high anti-avulsion decorating paper which has high flexibility after soaking, and is easily adhered to surfaces.
  Suitable for particleboard, MDF and HDF, cardboard, plywood, and curved surfaces

Polyester Paper

  Width 1.27 meters, specification is 30g; each packaged roll is generally between 1250 meters and 2500 meters
  Product characteristics:
  Easily adheres to most wooden surfaces, thus is one of the furniture industry’s most commonly used covering materials.
Melamine Furniture Surface Paper

  Suitable for post-soaking, paste-pressed melamine board and reinforced floor board surfaces.
  The common paper thickness is 60-80g/meter.
  Product characteristics:
  Compared to polyester paper, melamine paper is more resistant to wear, heat, fire or smoke, and easier to clean. Melamine paper is fungus and mould proof and anti-static.
  Excellent texture and clear color has met the national standards of Europe and America. The design is diverse, environmentally friendly, and cost effective. Conforms to the current environmental protection trends.
Growth Strategy

Future product development strategy

Add three new production lines with the capacity to produce 180 million meters of decor paper and up to 35 laminating lines to enable the Company to offer pre-laminated wood panels to its customers,
Research demand trends in international furniture and decoration,
Conduct new material and new technology studies,
Develop products that conform to market demand, and,
Become the leader in the industry.

Expansion Plans

* CHDITN is about to commence on a 176 million RMB ($24.5 million) major expansion at its plant in Chang’an Town, covering decor paper, decorative board production, R&D and some other fields.

* The existing plant occupies 60,000 square feet of land. CHDITN has 100,000 square feet of vacant leased land adjacent to the existing plant.
*
The centerpiece of the expansion will be 3 new state-of-the-art water-based ink printing lines. The annual capacity of each line is 60 million meters. The use of water-based inks will significantly lower ink costs. Solvent-based inks currently represent 50% of total manufacturing costs.

*
In addition to the new printing lines, CHDITN has identified a new market for pre-laminated wooden panels for a number of its clients, particularly, breakdown furniture manufacturers. CHDITN will install several laminated board and pressing machines. The wooden panels, primarily MDF and HDF, will be purchased domestically.

CHDITN expects to execute the expansion plan in the coming 4 years, and believes the whole package service helps to increase its market share of in the global industry. During the years from 2009 to 2010, CHDITN expects to own 1 more decor paper production line and 3 new decorative board production lines. During the years from 2009 to 2012, CHDITN expects to own 3 more decor paper production lines with annual production capacity 30 million meters and 6 new decorative board production lines.

Existing Facilities and Property Owned

Presently, CHDITN leases a plant that is 60,000 square feet. CHDITN has 100,000 square feet vacant land adjacent to the plant. The plant is located at Chang’an Town, Dongguan, Guangdong, between Shenzhen and Guangzhou in southern China. The lease agreement and the lease renewal agreement for this plant in attached hereto as Exhibit 10.2.

Intellectual Property

The Company has no patents or copyrights. The Company does have a registered trademark named "CHDITN”. The trademark is classified as No. 16 according to the International Classification of Goods. The time of validity for the trademark is from October 7, 2004 to October 7, 2014 with unlimited renewals. The trademark was issued by the Trademark Office under the State Administration for Industry and Commerce, PRC.

Customers

For current production, the number of decor paper customers is about 139, with total sales revenues RMB 178 million. CHDITN has adopted a sales and marketing strategy of not relying on a few major customers. CHDITN tries to maintain a constant number of customers which will utilize 80-100% capacity of the current decor paper production lines. The following table depicts the top ten customers and the amount of sales that customer accounts for the year ended December 31, 2008:

Ranking	Customer	Profit margin (%)	% of total sales
1	Chengdu Shuanghu industrial co., ltd.	40.4	3.3
2	Shenzhen Jiajingyali wood product co., ltd.	42.4	3.1
3	Guangzhou Huadu district Wangfa Furniture Factory	46.9	2.9
4	Guangzhou Panyu district hengguang material factory	43.7	2.6
5	Chengdu Lianlida furniture accessories co., ltd.	40.6	2.6
6	Guangdong Guangsheng decorative material co., ltd	44.1	2.6
7	Shenzhen Liuxing industrial co., ltd	45.0	2.5
8	Shenzhen Baoan district Honghe wood factory	42.8	2.4
9	Guangzhou Zengcheng district yueyunyangguang stickers factory	44.2	2.4
10	Sichuan Jiazhidu furniture co., ltd	36.0	1.9
Total			26.3

Regulation

There is no specific law and regulation governing the industry in which CHDITN performs in.

Legal Proceedings

The Company is not aware of any significant pending legal proceedings against it.

Employees

Wide Broad currently has 4 employees.

CHDITN currently has 103 employees.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. To the extent that any statements made in this Report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties are outlined in “Risk Factors” and include, without limitation, MUBM’ ability to raise additional capital to finance its activities; the effectiveness, profitability, and the marketability of its products; legal and regulatory risks associated with the Agreement; the future trading of the common stock of MUBM; the ability of MUBM to operate as a public company; its ability to protect its proprietary information; general economic and business conditions; the volatility of its operating results and financial condition; its ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in its filings with the SEC, or otherwise.

Information regarding market and industry statistics contained in this Report is included based on information available to MUBM that it believes is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. MUBM has not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. MUBM does not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis or Plan of Operations

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion contains forward-looking statements. Please see “Special cautionary statement concerning forward-looking statements” and “Risk factors” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements. The operating results for the periods presented were not significantly affected by inflation.

The MD&A discussion set forth below is based on the unaudited consolidated financial statements of Wide Broad for the period ending March 31, 2009 and 2008 and the audited consolidated financial statements of Wide Broad as of December 31, 2008 and 2007. A copy of these financial statements is attached as Exhibit 99.1 hereto.

Periods Ended March 31, 2009 and 2008	3/31/2009	3/31/2008
Revenue:	$4,005,994	$5,729,056
Cost of Revenue:	$2,166,255	$3,208,576
General and Administrative Expenses:	$196,844	$204,840
Income from Operations:	$1,350,272	$2,116,816
Other (Expenses):	$(42,297)	$(67,467)
Income Before Taxes:	$1,307,975	$2,049,349
Net Income:	$980,981	$1,541,867
Other Comprehensive Income:	$31,944	$755,321
Total Comprehensive Income:	$1,012,925	$2,297,188
Results of Operations for the periods ended March 31, 2009 and 2008

The following discussion should be read in conjunction with the unaudited consolidated financial statements included in this report and is qualified in its entirety by the foregoing.

Revenues (for the period ended March 31, 2009 and 2008).

Net revenues were $4,005,994 and $5,729,056 periods ended March 31, 2009 and 2008, respectively. The sales revenues were due primarily to the sales of our décor paper. The decrease in revenues was due to the general decline in the world economy.

Cost of Revenue (periods ended March 31, 2009 and 2008).

Cost of revenue primarily includes cost of supplies to manufacture our décor paper. During the period ended March 31, 2009, we had cost of revenues of $2,166,255 or approximately 54.08% of revenues, versus cost of revenues of $3,208,576, or approximately 56.01% of revenues for the period ended March 31, 2008. The cost of revenue as a percentage of revenue decreased due to the more efficient use of supplies.

Expenses (periods ended March 31, 2009 and 2008).

Operating expenses for the period ended March 31, 2009 were $490,086 compared to operating expenses of $403,664 for the period ended March 31, 2008. The increase in operating expenses was due to the increase in the sales and marketing expenses, partially offset by the slight decrease in general and administrative expenses.

Income Taxes (periods ended March 31, 2009 and 2008).

We had an income tax expense in the amount of $326,994 and $507,482 for the periods ended March 31, 2009 and 2008, respectively, due to our net income.

Net Income (periods ended March 31, 2009 and 2008).

We had a net income of $980,981 and $1,541,867 for the periods ended March 31, 2009 and 2008, respectively. The net income in these periods was due primarily to sales of our décor paper. Our net income is a function of revenues, cost of sales and other expenses as described above.

Impact of Inflation.

We believe that inflation has had a negligible effect on operations. We believe that we can offset inflationary increases in the cost of operations by increasing sales and improving operating efficiencies.

Liquidity and Capital Resources

As of March 31, 2009 and 2008, cash and cash equivalents totaled $188,656 and $1,054,835, respectively.

The working capital periods ended March 31, 2009 and 2008 amounted to $8,918,048 and $8,323,1 88, respectively. Net cash provided by operating activities periods ended March 31, 2009 and 2008 amounted to $278,805 and $2,146,917, respectively. Net cash used in investing activities periods ended March 31, 2009 and 2008 amounted to $ 366,605 and $3,101,977, respectively. Net cash provided by financing activities periods ended March 31, 2009 and 2008 amounted to $7,435 and $1,401,765, respectively.

Overall, we have funded all of our cash needs and no significant amount of our trade payables has been unpaid within the stated trade term. We are not subject to any unsatisfied judgments, liens or settlement obligations.

Year Ended December 31, 2008 and 2007	12/31/2008	12/31/2007

Revenue:	$25,671,704	$25,470,858
Cost of Revenue:	$15,112,332	$15,549,996
General and Administrative Expenses:	$567,490	$609,042
Income from Operations:	$9,015,469	$8,451,060
Other (Expenses):	$(298,448)	$(54,346)
Income Before Taxes:	$8,717,021	$8,396,714
Net Income:	$6,552,265	$5,690,797
Other Comprehensive Income:	$1,271,493	$967,005
Total Comprehensive Income:	$7,823,758	$6,657,802
Results of Operations for the years ended December 31, 2008 and 2007

The following discussion should be read in conjunction with the audited financial statements included in this report and is qualified in its entirety by the foregoing.

Revenues (for the years ended December 31, 2008 and 2007).

Net revenues were $25,671,704 and $25,470,858 for the years ended December 31, 2008 and 2007, respectively. The sales revenues were due primarily to the sales of our décor paper. The increase in revenues was due to our expanding business and our marketing strategy.

Cost of Revenue (for the years ended December 31, 2008 and 2007).

Cost of revenue primarily includes cost of supplies to manufacture our décor paper. During the year ended December 31, 2008, we had cost of revenues of $15,112,332, or approximately 58.89% of revenues, versus cost of revenues of $15,547,996, or approximately 61.10% of revenues for the year ended December 31, 2007. The cost of revenue as a percentage of revenue decreased due the slight increase in sales and the more efficient use of supplies.

Expenses (for the years ended December 31, 2008 and 2007).

Operating expenses for the year ended December 31, 2008 were $1,543,903 compared to operating expenses of $1,469,802 for the year ended December 31, 2007. The increase in operating expenses was due to the increase in the sales and marketing expenses, partially offset by the slight decrease in general and administrative expenses.

Income Taxes (for the years ended December 31, 2008 and 2007).

We had an income tax expense in the amount of $(2,164,756) and $(2,705,917) for the years ended December 31, 2008 and 2007, respectively, due to our net income.

Net Income (for the years ended December 31, 2008 and 2007).
We had a net income of $6,552,265 and $5,690,797 for the years ended December 31, 2008 and 2007, respectively. The net income in these periods was due primarily to sales of our décor paper. Our net income is a function of revenues, cost of sales and other expenses as described above.

Impact of Inflation.

We believe that inflation has had a negligible effect on operations. We believe that we can offset inflationary increases in the cost of operations by increasing sales and improving operating efficiencies.

Liquidity and Capital Resources

As of December 31, 2008 and 2007, cash and cash equivalents totaled $268,698 and 576,995, respectively.

The working capital for the years ended December 31, 2008 and 2007 amounted to $8,323,188 and 6,260,568, respectively. Net cash provided by operating activities for the years ended December 31, 2008 and 2007 amounted to $5,856,662 and $846,766, respectively. Net cash used in investing activities for the years ended December 31, 2008 and 2007 amounted to $6,324,787 and $2,331,141, respectively. Net cash provided by financing activities for the years ended December 31, 2008 and 2007 amounted to $122,470 and $1,765,727, respectively.

Overall, we have funded all of our cash needs and no significant amount of our trade payables has been unpaid within the stated trade term. We are not subject to any unsatisfied judgments, liens or settlement obligations.

Critical Accounting Policies and Estimates

* Basis of presentation

These accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

* Use of estimates

In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amount of assets and liabilities in the balance sheets and revenues and expenses during the years reported. Actual results may differ from these estimates.

* Basis of consolidation

The financial statements include the financial statements of Wide Broad and its subsidiary. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

* Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.
Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms, generally 30 to 90 days. Credit is extended based on evaluation of a customer's financial condition. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. Management reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical collection trends and aging of receivables. Management also periodically evaluates individual customer’s financial condition, credit history, and the current economic conditions to make adjustments in the allowance when it is considered necessary. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

* Inventories

Inventories consist of raw papers, painting materials and components used in the manufacture of the Company’s products and the related parts and supplies. Inventories are stated at the lower of cost or net realizable value, with cost being determined on a weighted average basis. Costs include purchased cost of papers and painting inks, direct labor and manufacturing overhead costs. The Company periodically reviews historical sales activity to determine excess, slow moving items and potentially obsolete items and also evaluates the impact of any anticipated changes in future demand. The Company provides inventory allowances based on excess and obsolete inventories determined principally by customer demand.

* Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Depreciable life                                                                                                Residual value
Plant and machinery                                                        3-10 years                          3%
Motor vehicles                                                                3-5 years                            3%
Office equipment                                                            3-5 years                            3%

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

* Construction in progress

Construction in progress is stated at cost and represents the cost of acquiring contracts to build the assembly lines and prepayments paid to equipment vendors during the construction of the new manufacturing facility (until it is substantially complete and ready for its intended use). No provision for depreciation is made on construction in progress until such time as the relevant assets are completed and put into operational use. No capitalized interest was incurred during the period of construction.

* Valuation of long-lived assets

Long-lived assets primarily include plant and equipment and construction in progress. In accordance with Statement of Financial Accounting Standard ("SFAS") SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company periodically reviews long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives are no longer appropriate. Each impairment test is based on a comparison of the undiscounted cash flows to the recorded value of the asset. If impairment is indicated, the asset is written down to its estimated fair value based on a discounted cash flow analysis. Determining the fair value of long-lived assets includes significant judgment by management, and different judgments could yield different results.

* Revenue recognition

In accordance with the SEC’s Staff Accounting Bulletin No. 104, “Revenue Recognition”, the Company recognizes revenue when persuasive evidence of an arrangement exists, transfer of title has occurred or services have been rendered, the selling price is fixed or determinable and collectibility is reasonably assured.

The Company derives revenues from the sales of furniture decorative paper and related products. The Company recognizes its revenues net of value-added taxes (“VAT”). The Company is subject to VAT which is levied on the majority of the products at the rate of 17% on the invoiced value of sales. Output VAT is borne by customers in addition to the invoiced value of sales and input VAT is borne by the Company in addition to the invoiced value of purchases to the extent not refunded for export sales.

Interest income is recognized on a time apportionment basis, taking into account the principal amounts outstanding and the interest rates applicable.

* Cost of revenue

Cost of revenue primarily includes purchase of raw materials, direct labor and manufacturing cost directly attributable to the manufacture of furniture decorative paper and related products. Shipping and handling costs, associated with the distribution of finished products to customers, are recorded in costs of revenue and are recognized when the related finished product is shipped to the customer.

* Advertising expenses

The Company expenses advertising costs as incurred in accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position 93-7, “Reporting for Advertising Costs”.

*Comprehensive income

SFAS No. 130, “Reporting Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during the year from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statement of stockholders’ equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

* Income taxes

The Company accounts for income tax using SFAS No. 109 “Accounting for Income Taxes”, which requires the asset and liability approach for financial accounting and reporting for income taxes. Under this approach, deferred income taxes are provided for the estimated future tax effects attributable to temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases, and for the expected future tax benefits from loss carry-forwards and provisions, if any. Deferred tax assets and liabilities are measured using the enacted tax rates expected in the years of recovery or reversal and the effect from a change in tax rates is recognized in the statement of operations and comprehensive (loss) income in the period of enactment. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of the deferred tax assets will not be realized.

The Company also adopted Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), on January 1, 2007. FIN 48 prescribes a more likely than not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures. The Company did not have any adjustment to the opening balance of retained earnings as of January 1, 2007 as a result of the implementation of FIN 48. For the years ended December 31, 2008 and 2007, the Company did not have any interest and penalties associated with tax positions. As of December 31, 2008 and 2007, the Company did not have any significant unrecognized uncertain tax positions.

The Company conducts major businesses in the PRC and is subject to tax in this jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the foreign tax authority.

* Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is the United States dollars ("US$"). The Company's subsidiary in the PRC maintain its books and records in its local currency, Renminbi Yuan ("RMB"), which is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with SFAS No. 52, “Foreign Currency Translation”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.
Translation of amounts from RMB into US$1 has been made at the following exchange rates for the respective year:

2008                      2007
Year-end rate RMB:US$1 exchange rate                                    6.8542                 7.3 141
Average rate RMB:US$1 exchange rate                                      6.9662                 7.6172

* Retirement plan costs

Contributions to retirement schemes (which are defined contribution plans) are charged to general and administrative expenses in the statements of income and comprehensive income as and when the related employee service is provided.

* Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

* Segment reporting

SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company operates in one reportable operating segment.

* Fair value of financial instruments

The Company values its financial instruments as required by SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”. The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The estimates presented herein are not necessarily indicative of amounts that the Company could realize in a current market exchange.

The Company’s financial instruments primarily include cash and cash equivalents, accounts receivable, amount due from (to) related parties, deposits and prepayments, accounts payable, income tax payable, accrued liabilities and other payable.

As of the balance sheet date, the estimated fair values of financial instruments were not materially different from their carrying values as presented due to short maturities of these instruments.

•Recently accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS No. 161"). SFAS No. 161 requires companies with derivative instruments to disclose information that should enable financial-statement users to understand how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for under FASB Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities" and how derivative instruments and related hedged items affect a company's financial position, financial performance and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future financial position or results of operations.

In May 2008, the FASB issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts--an interpretation of FASB Statement No. 60" ("SFAS No. 163"). SFAS No. 163 interprets Statement 60 and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of that Statement. SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009. The Company is currently evaluating the impact of SFAS No. 163 on its financial statements but does not expect it to have an effect on the Company's financial position, results of operations or cash flows.

Also in May 2008, the FASB issued FSP APB 14-1, "Accounting for Convertible Debt Instruments that may be Settled in Cash upon Conversion (Including Partial Cash Settlement)" ("FSP APB 14-1 "). FSP APB 14-1 applies to convertible debt securities that, upon conversion, may be settled by the issuer fully or partially in cash. FSP APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP APB 14-1 is effective for financial statements issued for fiscal years after December 15, 2008, and must be applied on a retrospective basis. Early adoption is not permitted. The Company is assessing the potential impact of this FSP on the convertible debt issuances.

In June 2008, the FASB issued FASB Staff Position ("FSP") EITF 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities" ("FSP EITF 03-6-1"). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the earnings allocation in computing earnings per share under the two-class method as described in SFAS No. 128, Earnings per Share. Under the guidance of FSP EITF 03-6-1, unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings-per-share pursuant to the two-class method. FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and all prior-period earnings per share data presented shall be adjusted retrospectively. Early application is not permitted. The Company is assessing the potential impact of this FSP on the earnings per share calculation.

In June 2008, the FASB ratified EITF No. 07-5, "Determining Whether an Instrument (or an Embedded Feature) is Indexed to an Entity's Own Stock" ("EITF 07-5"). EITF 07-5 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument's contingent exercise and settlement provisions. EITF 07-5 is effective for financial statements issued for fiscal years beginning after December 15, 2008. Early application is not permitted. The Company is assessing the potential impact of this EITF 07-5 on the financial condition and results of operations.

In September 2008, the FASB issued FSP 133-1 and FIN 45-4, “Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161” (“FSP FAS 133-1” and “FIN 45-4”). SP 133-1 and FIN 45-4 amends disclosure requirements for sellers of credit derivatives and financial guarantees. It also clarifies the disclosure requirements of SFAS No. 161 and is effective for quarterly periods beginning after November 15, 2008, and fiscal years that include those periods. The adoption of FSP 133-1 and FIN 45-4 did not have a material impact on the Company’s current consolidated financial position, results of operation or cash flows.

In October 2008, the FASB issued Staff Position (“FSP”) No. 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active” (“FSP FAS 157-3.”) FSP FAS 157-3 clarifies the application of SFAS 157 in an inactive market. It illustrated how the fair value of a financial asset is determined when the market for that financial asset is inactive. FSP 157-3 was effective upon issuance, including prior periods for which financial statements had not been issued. The adoption of FAS 157-3 did not have a material impact on the Company’s current consolidated financial position, results of operations or cash flows.

Risk Factors

An investment in our common stock being offered for resale by the selling shareholders is very risky. You should carefully consider the risk factors described below, together with all other information in this prospectus before making an investment decision. Additional risks and uncertainties not presently foreseeable to us may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or operating results could be materially and adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risk Factors Regarding MUBM

There is no liquid trading market for MUBM shares of common stock.

There has never been a liquid public trading market in MUBM common stock and no such liquid trading market is expected to develop in the immediate future. MUBM common stock is not a suitable investment for investors who require liquidity. There can be no assurance that a significant public market for MUBM will develop or be sustained. Thus, there is a risk that you may never be able to sell your shares.

Our common shares are thinly traded and, you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained. However, we do not rule out the possibility of applying for listing on the Nasdaq National Market or other exchanges.

Our common shares have historically been sporadically or "thinly-traded" on the “Over-the-Counter Bulletin Board”, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company with a small and thinly traded “float” and lack of current revenues that could lead to wide fluctuations in our share price. The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or "risky" investment due to our lack of revenues or profits to date and uncertainty of future market acceptance for our current and potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. The following factors may add to the volatility in the price of our common shares: actual or anticipated variations in our quarterly or annual operating results; adverse outcomes, additions or departures of our key personnel, as well as other items discussed under this "Risk Factors" section, as well as elsewhere in this Current Report. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

The application of the "penny stock" rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the "penny stock" rules. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.

MUBM does not intend to pay any dividend for the foreseeable future.

MUBM does not anticipate paying cash dividends in the foreseeable future. The future payment of dividends is directly dependent upon future earnings, financial requirements and other factors to be determined by MUBM’s board of directors. MUBM anticipates any earnings that may be generated from operations will be used to finance growth and that cash dividends will not be paid to shareholders.

MUBM has incurred losses from operations and limited cash that raises substantial doubt as to whether MUBM can continue as a going concern.

As of December 31, 2008, our accumulated deficit was $160,568. Our cash flows provided by (used in) operations were $1,691 and $(31,664) for the years ended December 31, 2008 and December 31, 2007, respectively. At December 31, 2007, our accumulated deficit was $141,484, and our cash flows provided by (used in) operations were $(3 1,664). We have incurred losses from operations and limited cash that raises substantial doubt as to whether we can continue as a going concern

Risk Factors Regarding the surviving corporation, Décor Products International, Inc. (“Décor”).

If Decor loses the services of a number of key employees, their business could suffer.

Our success is highly dependent upon the continued services of Liu Rui Sheng, who is President, CEO and Chairman of our Board of Directors. We do have a written employment agreement with Mr. Liu until 2010 but the loss of his services would have a material adverse effect on Décor and subsequently CHDITN business. There can be no assurances that Décor would be able to replace this executive in the event his services become unavailable. Décor does not have any key-man life insurance on any of their employees.

Decor may need to issue more stock, which could dilute your stock.

If Decor does not have enough capital to meet future capital requirements, they may need to conduct additional capital-raising in order to continue operations. To the extent that additional capital is raised through the sale of equity and/or convertible debt securities, the issuance of such securities could result in dilution to shareholders and/or increased debt service commitments. Accordingly, if Decor issues additional stock, it could reduce the value of your stock.

Decor does not intend to pay any dividend for the foreseeable future.

Decor does not anticipate paying cash dividends in the foreseeable future. The future payment of dividends is directly dependent upon future earnings, financial requirements and other factors to be determined by Décor’s board of directors. Decor anticipates any earnings that may be generated from operations will be used to finance growth and that cash dividends will not be paid to shareholders.

BVI companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.

BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The BVI courts are also unlikely to recognize or enforce against Décor’s judgments of courts in the United States based on certain liability provisions of U.S. securities law and to impose liabilities against it, in original actions brought in the British Virgin Islands, based on certain liability provisions of U.S. securities laws that are penal in nature.

Although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the United States, the courts of the British Virgin Islands will recognize a foreign judgment as the basis for a claim at common law in the British Virgin Islands provided:

* the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

* the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

* in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

* recognition or enforcement of the judgment in the BVI would not be contrary to public policy; and

* the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

Risk Factors Regarding CHDITN, subsidiary of Wide Broad

Changes In The Cost Or Availability Of Raw Materials, Energy And Transportation Could Affect Our Profitability.

We rely heavily on certain raw materials (paper, ink), energy sources (principally natural gas, coal and fuel oil) and third party companies that transport our goods. Our profitability has been, and will continue to be, affected by changes in the costs and availability of such raw materials, energy sources and transportation sources.

The Industries In Which We Operate Experience Both Economic Cyclicality And Changes In Consumer Preferences. Fluctuations In The Prices Of And The Demand For Our Products Could Materially Affect Our Financial Condition, Results Of Operations And Cash Flows.

Substantially all of our businesses have experienced, and are likely to continue to experience, cycles relating to industry capacity and general economic conditions. The length and magnitude of these cycles have varied over time and by product. In addition, changes in consumer preferences may increase or decrease the demand for our fiber-based products and non-fiber substitutes. Consequently, our operating cash flow is sensitive to changes in the pricing and demand for our products.

Competition In The Global Market Could Negatively Impact Our Financial Results.

We operate in a competitive international environment in all of our operating segments. Pricing or product strategies pursued by competitors could negatively impact our financial results. Increased competition from either domestic or foreign paper producers provides alternatives to the company's products. Increases in competitive production capacity, can result in sales declines from reduced shipment volume and/or lower net selling prices in order to maintain shipment volume.

Continued Adverse Developments In General Business And Economic Conditions Could Have An Adverse Effect On The Demand For Our Products And Our Financial Condition And Results Of Operation.

General economic conditions may adversely affect industrial non-durable goods production, consumer spending, commercial printing and advertising activity, and consumer confidence, all of which impact demand for our products. In addition, continued volatility in the capital and credit markets, which impacts interest rates, currency exchange rates and the availability of credit could have a material adverse effect on our business, financial condition and our results of operations.

Material Disruptions At One Of Our Manufacturing Facilities Could Negatively Impact Our Financial Results.

We operate our facilities in compliance with applicable rules and regulations and take measures to minimize the risks of disruption at our facilities. A material disruption at one of our manufacturing facilities could prevent us from meeting customer demand, reduce our sales and/or negatively impact our financial results. Any of our manufacturing facilities, or any of our machines within an otherwise operational facility, could cease operations unexpectedly due to a number of events, including:

*unscheduled maintenance outages;

*prolonged power failures;

*an equipment failure;

*a chemical spill or release;

*explosion of a boiler;

*the effect of a drought or reduced rainfall on its water supply;

*labor difficulties;

*disruptions in the transportation infrastructure, including roads, bridges, railroad tracks and tunnels;

*fires, floods, earthquakes, hurricanes or other catastrophes;

*terrorism or threats of terrorism;

*domestic and international laws and regulations applicable to our Company and our business partners, including joint venture partners, around the world; and

*other operational problems.

Any such downtime or facility damage could prevent us from meeting customer demand for our products and/or require us to make unplanned capital expenditures. If one of these machines or facilities were to incur significant downtime, our ability to meet our production targets and satisfy customer requirements could be impaired, resulting in lower sales and having a negative effect on our financial results.

We May Experience Pricing Variability

The polyurethane paper, paint paper, polyester paper, and melamine furniture surface paper industries historically have experienced significant fluctuations in selling prices. If we are unable to maintain the selling prices of products within these industries, that inability may have a material adverse effect on our results of operations and financial condition. We are not able to predict with certainty market conditions or the selling prices for our products.

We Have Been Dependent on Certain Customers

Our top ten customers account for 24.2% of sales. The loss of these customers could have a material adverse effect on sales and, depending on the significance of the loss, our results of operations, financial condition or cash flows.

CHDITN may have difficulty managing potential growth.

CHDITN could experience a period of significant expansion and they anticipate that further expansion will be required to address potential growth in customer base and market opportunities. Any expansion is expected to place a significant strain on management, operational and financial resources. At the present time, CHDITN expects it will be required to increase the number of employees during the current fiscal year. To manage the expected growth of operations and personnel, CHDITN will be required to improve existing and implement new transaction processing, operational and financial systems, procedures and controls, and to expand, train and manage the growing employee base. CHDITN also will be required to expand finance, administrative and operations staff. Further, CHDITN may be required to enter into relationships with various strategic partners necessary to business. There can be no assurance that the current and planned personnel systems, procedures and controls will be adequate to support the future operations, that management will be able to hire, train, retain, motivate and manage required personnel or that management will be able to identify, manage and exploit existing and potential strategic relationships and market opportunities. CHDITN’s failure to manage growth effectively could have a material adverse effect on business, results of operations and financial condition.

If appropriate opportunities present themselves, CHDITN intends to acquire technologies, services or products that they believe are strategic. The process of integrating an acquired technology, service or product may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of business. Moreover, there can be no assurance that the anticipated benefits of any acquisition will be realized.

Further, acquisitions of technologies, services or products could result in potentially the incurrence of debt, contingent liabilities and/or amortization expenses related to goodwill and other intangible assets, which could materially adversely affect business, results of operations and financial condition. Any such future acquisitions of other businesses, technologies, services or products might require us to obtain additional equity or debt financing, which might not be available on terms favorable to CHDITN, or at all, and such financing, if available, might be dilutive.

CHDITN’s business plan is based, in part, on estimates and assumptions which may prove to be inaccurate and accordingly their business plan may not succeed.

The discussion of the business incorporates management’s current best estimate and analysis of the potential market, opportunities and difficulties that CHDITN faces. There can be no assurances that the underlying assumptions accurately reflect opportunities and potential for success. Competitive and economic forces on marketing, distribution and pricing of products make forecasting of sales, revenues and costs extremely difficult and unpredictable.

Adverse changes in economic policies of the People’s Republic of China (“PRC”) government could have a material adverse effect on the overall economic growth of the PRC, which could reduce the demand for CHDITN’s services and materially adversely affect its business.

All of CHDITN’s assets are located in and all of its revenue is sourced from the PRC. Accordingly, CHDITN’s business, financial condition, results of operations and prospects will be influenced to a significant degree by political, economic and social conditions in the PRC generally and by continued economic growth in the PRC as a whole.

The PRC economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures since the late 1970s emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over the PRC’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

While the PRC economy has experienced significant growth over the past decade, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on CHDITN. For example, CHDITN’s operating results and financial condition may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to it.

If shareholders sought to sue Wide Broad or CHDITN officers or directors, it may be difficult to obtain jurisdiction over the parties and access to the assets located in the PR C.

Because Wide Broad and CHDITN’s officers and directors will reside outside of the United States, it may be difficult, if not impossible, to acquire jurisdiction over these persons in the event a lawsuit is initiated against such officers and directors by shareholders in the United States. It also is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement of criminal penalties of the federal securities laws. Furthermore, because substantially all of Wide Broad and CHDITN’s assets are located in the PRC, it would also be extremely difficult to access those assets to satisfy an award entered against then in U.S. court.

Declining economic conditions could negatively impact our business

Our operations are affected by local, national and worldwide economic conditions. Markets in the United States and elsewhere have been experiencing extreme volatility and disruption for more than 12 months, due in part to the financial stresses affecting the liquidity of the banking system and the financial markets generally. In recent weeks, this volatility and disruption has reached unprecedented levels. The consequences of a potential or prolonged recession may include a lower level of economic activity and uncertainty regarding energy prices and the capital and commodity markets. While the ultimate outcome and impact of the current economic conditions cannot be predicted, a lower level of economic activity might result in a decline in energy consumption, which may adversely affect the price of oil, liquidity and future growth. Instability in the financial markets, as a result of recession or otherwise, also may affect the cost of capital and our ability to raise capital.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RMB and between those currencies and other currencies in which our sales may be denominated. Because substantially all of our earnings and cash assets are denominated in RMB fluctuations in the exchange rate between the U.S. dollar and the RMB will affect the relative purchasing power of our monies, our balance sheet and our earnings per share in U.S. dollars. In addition, appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Since July 2005, the RMB has no longer been pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our new executive officers and directors have not received any compensation and have not received any restricted share awards, options or any other payouts. The new executive officers and directors do have employment agreements but have not been paid on these agreements as of this filing.

There are current employment agreements between CHDITN and Wide Broad and its executive officers and directors. Our executive officers and directors have agreed to work under their current contracts. Below are the terms of the employment contracts for our executive officers and directors. These employee contacts are also attached hereto as exhibits 10.3 thru 10.9.

Employee: Mr. Liu Rui Sheng
CHDITN
Term: April 1, 2007 to March 31, 2010
Salary: RMB3 5000 per month.
Wide Broad
Term: July 1, 2009 to July 1, 2011
Remuneration: HKD$ 1,300,000/year, paid over 13 months on the last day of each month.

Employee: Lau Thai Chim
Wide Broad
Term: July 1, 2009 to July 1, 2011
Remuneration: HKD$ 180,000/year paid on the last day for every quarter in four installments.

Employee: Li Chak Ming
Wide Broad
Term: July 1, 2009 to July 1, 2011
Remuneration: HKD$ 180,000/year paid on the last day for every quarter in four installments.

Employee: Joe Lam
Wide Broad
Term: July 1, 2009 to July 1, 2011
Remuneration: HKD$ 520,000/year, paid over 13 months on the last day of each month.

Employee: Baotang Zhao
CHDITN
Term: July 1, 2009 to June 30, 2011 Salary: RMB 15000 per month.

Employee: Mr. Wen Qifeng

CHDITN
Term: July 1, 2009 to June 30, 2011 Salary: RMB 15000 per month.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of the corporation.

As of July 22, 2009 MUBM had 9,043,214 shares of Common Stock issued and outstanding out of 100,000,000 authorized shares of Common Stock.

The classes of equity securities of MUBM issued and outstanding are Common Stock, $.001 par value, and Preferred Stock, $.001 par value. The table on the following page sets forth, as of July 22, 2009, certain information with respect to the Common Stock and Preferred Stock beneficially owned by (i) each Director, nominee and executive officer of MUBM; (ii) each person who owns beneficially more than 5% of the Common Stock; and (iii) all Directors, nominees and executive officers as a group. The percentage of shares beneficially owned is based on there having been 9,043,214 shares of Common Stock outstanding and 0 shares of Preferred Stock as of July 22, 2009.

OFFICERS, DIRECTORS AND BENEFICIAL OWNERS, AS OF JULY 22, 2009

Before Reverse Split and Closing of the Plan of Exchange

Common Stock
Name and Address of                                                      Beneficially                                 Percent
Beneficial Owner                                                         Owned[1]                                     of Class

Maurice Katz [2]
295 Northwest 89th Avenue
Coral Springs, Florida 33071                                                                                                  8,000,000                                    88.40%

Greentree Financial Group, Inc.
7951 Southwest Sixth Street
Suite 216
Plantation, Florida 33324                                                                                                           465,000                                      5.14%

[1] Based on 9,043,214 issued and outstanding shares of common stock.
[2] Maurice Katz is the founder, President, CEO, and a Director of the Company and has served as such since inception.

After Reverse Split and Closing of the Plan of Exchange

Common Stock
Name and Address of                                                      Beneficially                                 Percent
Beneficial Owner                                                         Owned[1]                                     of Class

Man Kwai Ming
No. 6 Economic Zone, Wushaliwu, Chang’an Town
Dongguan, Guangdong Province, China                                                                                18,000,000                                    88.24%

Smart Approach Investments, Ltd.
No. 6 Economic Zone, Wushaliwu, Chang’an Town

Dongguan, Guangdong Province, China 2,000,000 9.80%

[1] Based on 20,398,054 issued and outstanding shares of common stock after Closing of the Plan of Exchange and a 1 for 4 Reverse Split

Directors and Executive Officers

A list of officers and directors of Décor Products International Inc. (“Décor”) after Closing of the Plan of Exchange appears below. The directors of Décor are elected annually by the shareholders. The officers serve at the pleasure of the Board of Directors. The Board of Directors may authorize and establish reasonable compensation of the Directors for services to the Corporation as Directors, including, but not limited to attendance at any annual or special meeting of the Board. There are employment contracts to compensate the officers and directors. Those employments contracts are discussed on page 19 of this Form 8-K.

Name                                                               Age                      Title

Liu Rui Sheng                                                    38                      CEO, President and Chairman
Lau T.C                                                               58                      Independent Director
Li Chak Ming                                                     49                      Independent Director
Joe Lam                                                              40                      Chief Financial Officer
Baotang Zhao                                                      32                     Chief Sales Officer
Wen Qifeng                                                        29                      Manager of Production

Liu, Rui Sheng – CEO, President and Chairman

Mr. Liu, age 38, serves as President, Chairman and CEO of Décor. He incorporated CHDITN in 1998 and oversees all of the operations management and strategic planning for the company. He has more than 15 years experience in the industry. Prior to establishing CHDITN, Mr. Liu was engaged in the production and processing of printing ink, chemical products and decoration paper sales. Mr. Liu holds a bachelor’s degree in Corporate Management from the Beijing Academy of Management in Economics and Trade.

Lau, Tai Chim - Independent Director

Mr. Lau, Tai Chim, age 58, serves as an independent director of Décor. He currently is a director of several listed companies and is an independent non-executive director of a restrictive licensed bank in Hong Kong. He runs his own law firm and has done so for the past 10 years. He has been admitted as a solicitor and fellowship member in Hong Kong, England, Singapore and PRC.

Li, Chak Ming – Independent Director

Mr. Li, Chak Ming, age 49, is an independent director of Décor. He obtained a bachelors degree from Ji Nan University and is currently the administrative director of Hong Kong Liang Zhi Garment Company Ltd. (“Liang Zhi”). He was the marketing director from 2007 to 2008 and general manager from 1997 to 2006 for Liang Zhi. Prior to joining Liang Zhi, he served 10 years in the printing ink industry and the chemical products processing industry. He specializes in research and development and production technology.

Joe Lam – Chief Financial Officer

Mr. Lam, age 40, joined Décor as Chief Financial Officer in 2009. He is responsible for the company’s financial modeling and investment evaluation. Mr. Lam has seven years experience with big four CPA firms, and four years experience as a financial controller for publicly traded companies. He received his post graduate diploma in Business Administration in 2008 from the University of Manchester Business School and is a member of the American Institute of Certified Public Accountants.

Baotang Zhao -- Chief Sales Officer

Mr. Zhao, age 32, graduated from Tian Jin Business College with a Bachelor’s Degree. He joined CHDITN in 2004 as an Area Sales Manager. He is now the Chief Sales Officer of Décor. He has numerous years of marketing experience and is familiar with marketing analysis, marketing channels, managing sales teams, and customer service.

Wen Qifeng -- Manager of Production

Wen Qifeng, age 29, graduated from Guangzhou Industry and Commerce College with a Bachelors Degree in 2003. He joined CHDITN in June 2003 as a Buyer. He was promoted to Deputy Manager of Production in 2007 and has now been appointed Manager of Production of Décor. Mr. Wen has worked in the paper industry for many years. He is familiar with the basic operations, particularly in the operation and management of manufacturing technique work flow.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control persons of our company has been involved during the last five years in any of the following events that are material to an evaluation of his ability or integrity:

·	Bankruptcy petitions filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

  ·       Conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses).

·	Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring or suspending or otherwise limiting his involvement in any type of business, securities or banking activities, or

·	Being found by a court of competition jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodities Futures Trading Commission to

have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Meetings of Our Board of Directors

The Registrant’s Board of Directors took all actions by unanimous written consent without a meeting during the fiscal year ended December 31, 2008. Wide Broad’s Board of Directors held no formal meetings during the period commencing on January 1, 2009 and ending on July 23, 2009.

Board Committees

Audit Committee. The Company plans to establish an audit committee of the board of directors, which will consist of soon-to-be-nominated independent directors. The audit committee’s duties would be to recommend to the Company’s Board of Directors the engagement of independent auditors to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Company’s Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee. The Company intends to establish a compensation committee of the board of directors. The compensation committee would review and approve the Company’s salary and benefits policies, including compensation of executive officers.

Director Compensation

No directors of the Company have received compensation for their services as directors nor have they been reimbursed for expenses incurred in attending board meetings as of the date of this filing. The directors do have employment agreements with the Company and will receive compensation in accordance with their contracts.

Executive Compensation

Summary Compensation Table

The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by the Company’s Chief Executive Officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods.

Name	Year Salary	Bonus	Stock	Option	Non-	Nonquali-	All	Total
and	As of July($)	($)	Awards	Awards	Equity	fied	Other	($)
Principal Position	23, 2009		($)	($)	Incentive Plan Compen- sation	Deferred Compensa- tion Earnings	Compensa- tion ($)
					($)	($)
Liu Rui Sheng President, CEO &	- 2009	-	-	-	-	-	-	-
Chairman
Lau T.C	2009 -	-	-	-	-	-	-	-
Independent Director
Li Chak Ming	2009 -	-	-	-	-	-	-	-
Independent Director
Joe Lam	2009 -	-	-	-	-	-	-	-
CFO
Baotang Zhao	2009 -	-	-	-	-	-	-	-
Chief Sales Officer
Wen Qifeng	2009 -	-	-	-	-	-	-	-
Production Manager
Maurice Katz	2009 -	-	-	-	-	-	-	-
Former President	2008 16,300	-	-	-	-	-	-	16,300
	2007 33,113	-	-	-	-	-	-	33,113
Weiheng Cai	2009 -	-	-	-	-	-	-	-
Former Director	2008 -	-	-	-	-	-	-	-
	2007 -	-	-	-	-	-	-	-

Option Grants in Last Fiscal Year

There were no options granted to any of the named executive officers during the year ended December 31, 2008.

During the year ended December 31, 2008, none of the named executive officers exercised any stock options.

Employment Agreements

Wide Broad and CHDITN’s employment agreements are attached in Exhibits 10.3 thru 10.9 and summarized on page 21 of this Form 8-K.

Equity Compensation Plan Information

The Company currently does not have any equity compensation plans.

Directors’ and Officers’ Liability Insurance

The Company currently does not have insurance insuring directors and officers against liability; however, the Company is in the process of investigating the availability of such insurance.

Certain Relationships and Related Transactions

As of July 17, 2009, MUBM; Maurice Katz, a Director and beneficial owner of a majority of the outstanding shares of common stock of MUBM; Wide Broad and the Wide Broad Shareholders, and CHDITN and the CHDITN Shareholders and entered into a Plan of Exchange.

The terms of the Plan of Exchange are set forth in Item 2.01 of this Current Report on Form 8-K and the Plan of Exchange is attached hereto as Exhibit 10.1.

Pursuant to the POE and as of closing of the POE, MUBM has 100% of the issued and outstanding shares of Wide Broad. As of the Closing date, MUBM issued to Wide Broad 20,000,000 new investment shares of Common Stock of MUBM and simultaneously retired to treasury, 7,450,000 shares of common stock held in the name of Maurice Katz (our President), in exchange for 100% of the capital stock of Wide Broad. MUBM and Wide Broad has been reorganized, such that MUBM has acquired 100% the capital stock of Wide Broad, and Wide Broad is a wholly-owned subsidiary of MUBM. CHDITN is currently a wholly-owned subsidiary of Wide Broad and after the post share exchange, CHDITN is a wholly-owned indirect subsidiary of MUBM operating under the name “Dongguan CHDITN Printing Co., Ltd.” a corporation organized and existing under the laws of the People’s Republic of China.

In connection with the POE and in preparation for this “going public” transaction, the Registrant and CHDITN have engaged in certain financing activities that have resulted in the creation of a direct financial obligation of the Registrant and/or an obligation of the Company under an off-balance sheet arrangement. These transactions were entered into because CHDITN lacked adequate capital resources to pay for certain transaction fees and professional fees associated with becoming a “public company” in the United states and are set forth in detail in Section 5.06 of the POE which is attached hereto as Exhibit 10.1. The direct financial obligations and/or off-balance sheet arrangements are as follows:

On June 1, 2009, CHDITN signed a Promissory Note with Precursor Management, Inc. (“Precursor”), stating that CHDITN promises to pay to the order of Precursor the sum of Forty Thousand Six Hundred Fifty Dollars ($40,650), representing a principal amount of $40,000 plus interest of $650, or approximately 6.5% interest per annum, payable on September 30, 2009. On July 23, 2009, MUBM signed a written Guaranty, guaranteeing the payment of the $40,650 Promissory Note dated June 1, 2009 within 365 days.

On June 1, 2009, CHDITN signed a second Promissory Note with Precursor stating that CHDITN promises to pay to the order of Precursor the sum of Forty Thousand Six Hundred Fifty Dollars ($40,650), representing a principal amount of $40,000 plus interest of $650, or approximately 6.5% interest per annum, payable on September 30, 2009. On July 23, 2009, MUBM signed a written Guaranty, guaranteeing the payment of the $40,650 Promissory Note dated June 1, 2009 within 365 days.

On June 1, 2009, CHDITN signed a third Promissory Note with Precursor stating that CHDITN promises to pay to the order of Precursor the sum of Sixty Thousand Nine Hundred and Seventy Five Dollars ($60,975), representing a principal amount of $60,000 plus interest of $975, or approximately 6.5% interest per annum, payable on September 30, 2009. On July 23, 2009, MUBM signed a written Guaranty, guaranteeing the payment of the $40,650 Promissory Note dated June 1, 2009 within 365 days.

On June 1, 2009, CHDITN signed a third Promissory Note with Precursor stating that CHDITN promises to pay to the order of Precursor the sum of Five Hundred and Seventy Four Thousand, One Hundred and Eighty One Dollars ($574,181), representing a principal amount of $565,000 plus interest of $9,181, or approximately 6.5% interest per annum, payable on September 30, 2009. In the event of default, the sum of $574,181 shall be immediately due to Precursor along with a default penalty in the amount of $35,000. On July 23, 2009, MUBM signed a written Guaranty, guaranteeing the payment of the $565,000 Promissory Note dated June 1, 2009 within 265 days. Décor Products International, Inc. also entered into a Stock Pledge Agreement stating that 3,000,000 shares of MUBM common stock (beneficially owned by Man Kwai Ming) shall be pledged as collateral for the $574,181 Promissory Note with Precursor.

All of the loan documentation including the Guaranties, Promissory Note and Stock Pledge Agreement are attached hereto as Exhibit 10.10 thru 10.15.

Description of Securities

Market For Wide Broad Common Equity, Related Stockholder Matters And Issuer Purchases Of Equity Securities

Our common stock is traded the Over-The-Counter Bulletin Board under the symbol “MUBM.” The Over-The-Counter Bulletin Board is a quotation medium for subscribing members only. And only market makers can apply to quote securities on the Over-The-Counter Bulletin Board. Trading in the common stock in the over-the-counter market has been limited and sporadic and the quotations set forth below are not necessarily indicative of actual market conditions. Further, these prices reflect inter-dealer prices without retail mark-up, mark-down, or commission, and may not necessarily reflect actual transactions. The following tables set forth the high and low sale prices for our common stock as reported on the Electronic Bulletin Board for the periods indicated.

2008	High	Low
Quarter Ended December 31, 2008*	$.20	$.125
Quarter Ended March 31, 2009	$.51	$.20
Quarter Ended June 30, 2009	$.65	$.51
Interim period Ending July 22, 2009	$.65	$.65
*Our stock commenced trading on October 15, 2008

A shareholder in all likelihood, therefore, will not be able to resell their securities should he or she desire to do when eligible for public resale. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

Shares Eligible for Future Sale

In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated with our affiliates, who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for at least six months may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

Common Stock

Our company is authorized to issue 100,000,000 shares of common stock, $.001 par value, and 5,000,000 shares of preferred stock, $.001 par value. As of July 22, 2009 we had 9,043,214 shares of common stock issued and outstanding, of which 540,000 shares were freely tradable. No preferred shares have been issued.

We had 47 shareholders of record as of July 22, 2009.

Voting Rights

Holders of the shares of common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Shares of common stock do not have a cumulative voting right, which means that the holders of a majority of the shares voting for the election of the board of directors can elect all members of the board of directors.

Dividends

Holders of record of shares of common stock are entitled to receive dividends when and if declared by the board of directors out of funds of the company legally available thereof.

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.

Dividend Policy

All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of funds legally available. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained to develop our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Our Shares are "penny stocks" within the definition of that term as contained in the Securities Exchange Act of 1934, generally equity securities with a price of less than $5.00. Our shares will then be subject to rules that impose sales practice and disclosure requirements on certain broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current bid and offer quotations for the securities. In addition a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account, the account’s value and information regarding the limited market in penny stocks. As a result of these regulations, the ability of broker-dealers to sell our stock may affect the ability of Selling Security Holders or other holders to sell their shares in the secondary market. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be adversely affected, with concomitant adverse affects on the price of our securities. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Liquidation Rights

Upon any liquidation, dissolution or winding up, holders of shares of common stock are entitled to receive pro rata all of the assets of the company available for distribution to shareholders, subject to the prior satisfaction of the liquidation rights of the holders of outstanding shares of Preferred Stock.

Preemptive Rights

Holders of common stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities of the Company.
Registrar and Transfer Agent Guardian Registrar & Transfer, Inc., 7951 S.W. 6th Street, Suite 216, Plantation, FL 33324 is our transfer agent and registrar of our common stock. Their telephone number is (954) 915-0105.

Miscellaneous Rights and Provisions

Holders of common stock have no preemptive rights. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding shares of preferred stock.

There is no provision in our charter or by-laws that would delay, defer, or prevent a change in our control. Debt Securities
We have not issued any debt securities.

Securities Authorized for Issuance under Equity Compensation Plans

As of the date of this Current Report on Form 8-K, we have not authorized any equity compensation plan, nor has our Board of Directors authorized the reservation or issuance of any securities under any equity compensation plan.

Submission of Matters to a Vote of Security Holders

On June 26, 2009 we filed a Definitive 14C Information Statement with the Securities and Exchange commission announcing that the holders of a majority of our outstanding common stock, owning approximately 89.0% of the outstanding shares of our common stock, executed a written consent in favor of changing the corporate name of Murals by Maurice, Inc. to Décor Products International, Inc and authorizing the Board of Directors of Murals By Maurice, Inc. to effect up to a 1 for 10 reverse split. This Definitive 14C Information Statement filed with the Commission on June 29, 2009 is hereby incorporated by reference.

Recent Sales of Unregistered Securities; Use of Proceeds from Registered Securities

In 2009, we issued 5,000 common shares to Salvatore Trapani at $0.20 per share for an aggregate price of $1,000. We used the proceeds from these offerings for working capital purposes. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

In 2009, we issued 25,000 common shares to Meika Johnson at $0.20 per share for an aggregate price of $5,000. We used the proceeds from these offerings for working capital purposes. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

In 2009, we issued 75,000 common shares to Danzig Ltd. at $0.20 per share for an aggregate price of $15,000. We used the proceeds from these offerings for working capital purposes. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

Purchases of Equity Securities by the Small Business Issuer and Affiliated Purchasers None.
Holders

As of July 22, 2009 there were 47 holders of record of our common stock.

Indemnification of Directors and Officers

Pursuant to Section 145 of the General Corporation Law of the State of Florida, the Company will indemnify to the fullest extent permitted by, and in the manner permissible under law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was director, officer, employee or agent of the corporation, or is or was serving at our request as a director, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification covers expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement. It also covers costs. The Company may pay advancements towards these expenses.. The power to indemnify applies only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The Company does not specifically provide indemnification of its officers, directors, employees and other agents within the By Laws and Articles of Incorporation.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As of July 17, 2009, MUBM; Maurice Katz, a Director and beneficial owner of a majority of the outstanding shares of common stock of MUBM; Wide Broad and the Wide Broad Shareholders, and CHDITN and the CHDITN Shareholders and entered into a Plan of Exchange.

The terms of the Plan of Exchange are set forth in Item 2.01 of this Current Report on Form 8-K and the Plan of Exchange is attached hereto as Exhibit 10.1.

Pursuant to the POE and as of closing of the POE, MUBM has 100% of the issued and outstanding shares of Wide Broad. As of the Closing date, MUBM issued to Wide Broad 20,000,000 new investment shares of Common Stock of MUBM and simultaneously retired to treasury, 7,450,000 shares of common stock held in the name of Maurice Katz (our President), in exchange for 100% of the capital stock of Wide Broad. MUBM and Wide Broad has been reorganized, such that MUBM has acquired 100% the capital stock of Wide Broad, and Wide Broad is a wholly-owned subsidiary of MUBM. CHDITN is currently a wholly-owned subsidiary of Wide Broad and after the post share exchange, CHDITN is a wholly-owned indirect subsidiary of MUBM operating under the name “Dongguan CHDITN Printing Co., Ltd.” a corporation organized and existing under the laws of the People’s Republic of China.

In connection with the POE and in preparation for this “going public” transaction, the Registrant and CHDITN have engaged in certain financing activities that have resulted in the creation of a direct financial obligation of the Registrant and/or an obligation of the Company under an off-balance sheet arrangement. These transactions were entered into because CHDITN lacked adequate capital resources to pay for certain transaction fees and professional fees associated with becoming a “public company” in the United states and are set forth in detail in Section 5.06 of the POE which is attached hereto as Exhibit 10.1. The direct financial obligations and/or off-balance sheet arrangements are as follows:

On June 1, 2009, CHDITN signed a Promissory Note with Precursor Management, Inc. (“Precursor”), stating that CHDITN promises to pay to the order of Precursor the sum of Forty Thousand Six Hundred Fifty Dollars ($40,650), representing a principal amount of $40,000 plus interest of $650, or approximately 6.5% interest per annum, payable on September 30, 2009. On July 23, 2009, MUBM signed a written Guaranty, guaranteeing the payment of the $40,650 Promissory Note dated June 1, 2009 within 365 days.

On June 1, 2009, CHDITN signed a second Promissory Note with Precursor stating that CHDITN promises to pay to the order of Precursor the sum of Forty Thousand Six Hundred Fifty Dollars ($40,650), representing a principal amount of $40,000 plus interest of $650, or approximately 6.5% interest per annum, payable on September 30, 2009. On July 23, 2009, MUBM signed a written Guaranty, guaranteeing the payment of the $40,650 Promissory Note dated June 1, 2009 within 365 days.

On June 1, 2009, CHDITN signed a third Promissory Note with Precursor stating that CHDITN promises to pay to the order of Precursor the sum of Sixty Thousand Nine Hundred and Seventy Five Dollars ($60,975), representing a principal amount of $60,000 plus interest of $975, or approximately 6.5% interest per annum, payable on September 30, 2009. On July 23, 2009, MUBM signed a written Guaranty, guaranteeing the payment of the $40,650 Promissory Note dated June 1, 2009 within 365 days.

On June 1, 2009, CHDITN signed a third Promissory Note with Precursor stating that CHDITN promises to pay to the order of Precursor the sum of Five Hundred and Seventy Four Thousand, One Hundred and Eighty One Dollars ($574,181), representing a principal amount of $565,000 plus interest of $9,181, or approximately 6.5% interest per annum, payable on September 30, 2009. In the event of default, the sum of $574,181 shall be immediately due to Precursor along with a default penalty in the amount of $35,000. On July 23, 2009, MUBM signed a written Guaranty, guaranteeing the payment of the $565,000 Promissory Note dated June 1, 2009 within 265 days. Décor Products International, Inc. also entered into a Stock Pledge Agreement stating that 3,000,000 shares of MUBM common stock (beneficially owned by Man Kwai Ming) shall be pledged as collateral for the $574,181 Promissory Note with Precursor.

All of the loan documentation including the Guaranties, Promissory Note and Stock Pledge Agreement are attached hereto as Exhibit 10.10 thru 10.15.

Item 3.02 Unregistered Sales of Equity Securities

As of July 17, 2009, MUBM; Maurice Katz, a Director and beneficial owner of a majority of the outstanding shares of common stock of MUBM; Wide Broad and the Wide Broad Shareholders, and CHDITN and the CHDITN Shareholders and entered into a Plan of Exchange.

The terms of the Plan of Exchange are set forth in Item 2.01 of this Current Report on Form 8-K and the Plan of Exchange is attached hereto as Exhibit 10.1.

Pursuant to the POE and as of closing of the POE, MUBM has 100% of the issued and outstanding shares of Wide Broad. As of the Closing date, MUBM issued to Wide Broad 20,000,000 new investment shares of Common Stock of MUBM and simultaneously retired to treasury, 7,450,000 shares of common stock held in the name of Maurice Katz (our President), in exchange for 100% of the capital stock of Wide Broad. MUBM and Wide Broad has been reorganized, such that MUBM has acquired 100% the capital stock of Wide Broad, and Wide Broad is a wholly-owned subsidiary of MUBM. CHDITN is currently a wholly-owned subsidiary of Wide Broad and after the post share exchange, CHDITN is a wholly-owned indirect subsidiary of MUBM operating under the name “Dongguan CHDITN Printing Co., Ltd.” a corporation organized and existing under the laws of the People’s Republic of China.

In connection with POE we issued 18,000,000 shares to Mr. Man Kwai Ming. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

In connection with the POE we issued 2,000,000 shares to Smart Approach Investments, Ltd., a limited liability company organized under the laws of the British Virgin Islands. Mr. Ng Siu Kei is the sole director and shareholder of Smart Approach Investments, Ltd. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

Item 5.01 Changes in Control of Registrant

The information provided in Item 1.01 and Item 5.02 is hereby incorporated by reference herein.

Upon Closing of the POE, MUBM issued to Wide Broad 20,000,000 new investment shares of Common Stock of MUBM and simultaneously retired to treasury, 7,450,000 shares of common stock held in the name of Maurice Katz (our President), in exchange for 100% of the capital stock of Wide Broad, which gave Wide Broad an interest in MUBM representing 98.04% of the issued and outstanding shares, after closing and after the 1 for 4 reverse split. MUBM and Wide Broad has been reorganized, such that MUBM has acquired 100% the capital stock of Wide Broad, and Wide Broad is a wholly-owned subsidiary of MUBM.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As a result of the exchange of a majority of MUBM common stock for all of the share capital of Wide Broad, Wide Broad has acquired majority control of the outstanding common stock of MUBM and has appointed its candidates to the Board of Directors.

Pursuant to the written consent of the Board of Directors in lieu of meeting prepared on July 23, 2009, the board of directors of the Company accepted the resignation of Mr. Maurice Katz, President and Director of Murals by Maurice, Inc and the resignation of Weiheng Cai, Director of Murals by Maurice, Inc. The board appointed Liu Rui Sheng as CEO, President and Chairman, Lau T.C as an Independent Director, Li Chak Ming as an Independent Director, Joe Lam as Chief Financial Officer, Baotang Zhao as Chief Sales Officer, and Wen Qifeng asManager of Production. These appointments are effective as of July 23, 2009.

Item 5.06 Change in Shell Company Status

Although we strongly believe that our Company would not be considered a “shell” as that term is defined from time to time by the Commission, if we are deemed as such, as a result of the consummation of the transactions contemplated by the Plan of Exchange, Murals by Maurice, Inc. believes that it will no longer be a “shell company;” as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.
In accordance with Item 9.01(a), Wide Broad Unaudited Balance Sheets as of March 31, 2009 and the related statements of operations, shareholders' equity and cash flows ended March 31, 2009 have been attached as Exhibit 99.1 hereto.

In accordance with Item 9.01(a), Wide Broad Audited Balance Sheets as of December 31, 2008 and the related statements of operations, shareholders' equity and cash flows ended December 31, 2008 have been attached as Exhibit 99.1 hereto.

(b) Pro Forma Financial Information.
In accordance with Item 9.01(b), the Company’s pro forma financial statements are filed in this Current Report on Form 8-K/A as Exhibit 99.2.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.
3.1            Articles of Incorporation of Murals by Maurice, Inc. *
3.2            Bylaws of Murals by Maurice, Inc. *
10.1          Plan of Exchange between Murals by Maurice, Inc. and Wide Broad Group Ltd. *
10.2          Lease Agreement for Dongguan CHDITN Printing Co., Ltd. *
10.3          CHDITN Employment Agreement with Liu Rui Sheng *
10.4          Wide Broad Employment Agreement with Liu Rui Sheng *
10.5          Wide Broad Employment Agreement with Lau T.C. *
10.6          Wide Broad Employment Agreement with Li Chak Ming *
10.7          Wide Broad Employment Agreement with Joe Lam *
10.8          CHDITN Employment Agreement with Baotang Zhao *
10.9          CHDITN Employment Agreement with Wen Qifeng *
10.10        Guaranty by Décor for Precursor $40,000 Promissory Note *
10.11        Guaranty by Décor for Precursor $40,000 Promissory Note *
10.12        Guaranty by Décor for Precursor $60,000 Promissory Note *
10.13        Guaranty by Décor for Precursor $565,000 Promissory Note *
10.14        Promissory Note between CHDITN and Precursor for $565,000 *
10.15        Stock Pledge Agreement between Décor, and Precursor *
99.1          Consolidated Financial Statements of Wide Broad Group Ltd
99.2          (a) DCRD’s Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2009.
                  (b) DCRD’s Unaudited Pro Forma Condensed Consolidated Statement of Income for the three month period ended March 31, 2009.
                  (c) DCRD’s Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2008.
                  (d) DCRD’s Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2007.

*Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 31, 2009                                                                                           DÉCOR PRODUCTS INTERNATIONAL, INC.
                                                                                                                               (F/K/A MURALS BY MAURICE, INC.)

By: /s/ Liu Rui Sheng
Liu Rui Sheng
Chief Executive Officer, President, Chairman